Exhibit 10.9

Waiver and Amendment No. 1

to

Board of Directors Services Agreement

This Waiver and Amendment No. 1 to Board of Directors Services Agreement (this “Amendment”) is entered into as of February 4, 2019, between Inpixon, f/k/a Sysorex Global Holdings Corp., a Nevada corporation (the “Company”), and Leonard A. Oppenheim, an individual (“Director”).

WHEREAS, the Company and Director entered into that certain Board of Directors Services Agreement, dated October 21, 2014 (the “Original Agreement”);

WHEREAS, Section 2(d) of the Original Agreement provided that Director shall be entitled to a restricted stock award equal to 5,000 shares per quarter (each, a “Quarterly Stock Award” and collectively, the “Quarterly Stock Awards”) so long as Director continues to fulfill Director’s duties and provides services pursuant to the Original Agreement;

WHEREAS, the Quarterly Stock Awards have not been granted to Director from July 1, 2017 to the date of this Amendment (the “Unissued Quarterly Stock Awards”);

WHEREAS, Director has agreed to (i) waive any such Quarterly Stock Awards and (ii) amend the Original Agreement to remove the requirement to grant future Quarterly Stock Awards; and

WHEREAS, the Company and Director desire to amend the Original Agreement to provide for an annual grant of stock options to purchase up to 20,000 shares of the Company’s common stock in accordance with this Amendment so long as Director continues to fulfill Director’s duties and provide services pursuant to the Original Agreement.

NOW THEREFORE, for consideration and as set forth herein, the parties hereto agree as follows:

1. Waiver. Director hereby waives any right under the Original Agreement to receive any Unissued Quarterly Stock Awards. Director acknowledges that by signing this Amendment, the Company is released from any obligation to issue the Unissued Quarterly Stock Awards to Director.

2. Amendments to Original Agreement.

2.1 Section 2(c) of the Original Agreement is deleted and replaced in its entirety with the following:

“(c) Options. In addition to the above-mentioned compensation, Director shall also be entitled to non-qualified stock options to purchase up to 20,000 shares of the Company’s common stock every calendar year so long as Director continues to fulfill Director’s duties and provide services pursuant to this Agreement, issued under the Company’s equity incentive plan(s) (individually or collectively, the “Plan”), in accordance with the terms of the Plan and the standard non-qualified stock option agreement under such plan (an “Annual Option Grant”). Each Annual Option Grant shall be subject to the approval of the Company’s Board of Directors, which shall determine the appropriate vesting schedule, if any, and the exercise price in accordance with the terms and conditions of the Plan. In the event of a change in the outstanding shares of common stock of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number of shares of common stock under an outstanding Annual Option Grant granted in accordance with this Section 2(c) shall be correspondingly adjusted, provided, that there shall be no adjustment to the number of shares of common stock underlying the Annual Option Grant to be granted in accordance with this Section 2(c) subsequent to such change.”

2.2. Section 2(d) of the Original Agreement is deleted in its entirety and replaced with the following:

“(d) Intentionally deleted.”

3. All references to the term “Agreement” in the Original Agreement shall be deemed to refer to the Original Agreement, as modified by this Amendment.

4. Except as otherwise provided in this Amendment, all of the terms, covenants and conditions of the Original Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto enter into this Amendment as of the date first set forth above.

THE COMPANY:

Inpixon

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

DIRECTOR:

/s/ Leonard A. Oppenheim
Leonard A. Oppenheim

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